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                                  EXHIBIT 23.1

                       Consent of Independent Accountants


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 1999 relating to the financial statements, which appears in Kyzen Corporation's Annual Report on Form 10-KSB/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Nashville, TN
August 2, 1999